UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): March 31, 2005


                               CALPINE CORPORATION
                            (A Delaware Corporation)

                        Commission file number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 -- OTHER EVENTS

     On March 31, 2005, Deer Park Energy Center Limited Partnership, an indirect wholly-owned subsidiary of Calpine Corporation, signed a 650-megawatt, six-year power sales agreement with Merrill Lynch Commodities, Inc. Under the power sales agreement, Deer Park has received approximately $195 million, net of fees and expenses, as an upfront payment for future power deliveries. Deer Park expects to receive approximately $70 million in additional payments over the next several months upon satisfying certain conditions under the power sales agreement, resulting in net upfront payments to Deer Park totaling approximately $265 million. Deer Park has also arranged to purchase natural gas from Merrill Lynch Commodities, Inc. over the term of the power sales agreement, which will reduce the working capital required to secure a long-term fuel supply for the facility.

     Deliveries under the power sales agreement began on April 1, 2005 and will continue through December 31, 2010. Deer Park's obligations are secured by a lien on the Deer Park Energy Center and some of its related assets. It is expected that the upfront payments received by Deer Park in connection with this transaction will be distributed by Deer Park to Calpine Corporation and then used by Calpine Corporation for general corporate purposes.

     A copy of the press release relating to the power sales agreement is attached as Exhibit 99.1 hereto.



ITEM 9.01 -- FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

     Not  Applicable

(b)  Pro Forma Financial Information.

     Not  Applicable

(c)  Exhibits.

     99.1. Press release, dated April 1, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CALPINE CORPORATION

                                  By:  /s/ Charles B. Clark, Jr.
                                       ------------------------------------
                                       Charles B. Clark, Jr.
                                       Senior Vice President, Controller and
                                       Chief Accounting Officer


Date: April 13, 2005

EXHIBIT 99.1.

NEWS RELEASE
                                                        CONTACTS: (408) 995-5115
                                    Media Relations:  Bill Highlander, Ext. 1244
                                    Investor Relations:  Karen Bunton, Ext. 1121


               Deer Park Energy Center Signs Power Sales Agreement
                      With Merrill Lynch Commodities, Inc.

     (SAN JOSE, Calif.) /PR Newswire - First Call/ April 1, 2005 - Calpine Corporation's [NYSE:CPN] Deer Park Energy Center has signed a 650-megawatt, six-year power sales agreement with Merrill Lynch Commodities, Inc. As part of this agreement, Deer Park has received approximately $195 million, net of fees and expenses, as an upfront payment for future power deliveries under this contract. Deer Park expects to receive approximately $70 million in additional payments over the next several months upon satisfying certain conditions under the power sales agreement, resulting in net upfront payments to Deer Park totaling approximately $265 million. Deer Park has also arranged to purchase natural gas from Merrill Lynch over the term of the power sales agreement, which will reduce the working capital required to secure a long-term fuel supply for the facility.

     "This transaction helps Calpine to achieve its risk management and liquidity goals," stated Bob Kelly, Calpine chief financial officer. "The agreement enables us to lock in fixed prices on a long-term contract with a creditworthy counterparty while enhancing our liquidity by realizing some of the value of this contract on an accelerated basis."

     Deliveries under the power sales agreement will begin on April 1, 2005 and continue through December 31, 2010. Deer Park's obligations are secured by a lien on the Deer Park Energy Center and some of its related assets. It is expected that the upfront payments received by Deer Park in connection with this transaction will be distributed by Deer Park to Calpine Corporation and then used by Calpine for general corporate purposes.

     The Deer Park Energy Center is a 1,019-megawatt natural gas-fired combined-cycle power plant located on the Houston Ship Channel east of Houston, Texas. Deer Park also provides steam to the adjacent joint Shell Deer Park Oil Refining Company and Shell Chemical LP manufacturing facility. In May 2004, the Deer Park Energy Center was recognized for its "leadership in energy supply" with a 2003 Energy Star(R) Combined Heat and Power Award from the U.S. Environmental Protection Agency and the U.S. Department of Energy.

     A  major  power  company,   Calpine  Corporation   supplies  customers  and
communities with electricity from clean, efficient, natural gas-fired and geothermal power plants. Calpine owns, leases and operates integrated systems of plants in 21 U.S. states, three Canadian provinces and the United Kingdom. Its customized products and services include wholesale and retail electricity, natural gas, gas turbine components and services, energy management, and a wide range of power plant engineering, construction and operations services. Calpine was founded in 1984. It is included in the S&P 500 Index and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit http://www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms; (iv) unscheduled outages of operating plants; (v) a competitor's development of lower cost generating gas-fired power plants; (vi) risks associated with marketing and selling power from power plants in the newly-competitive energy market; (vii) the successful exploitation of an oil or gas resource that ultimately depends upon the geology of the resource, the total amount and costs to develop recoverable reserves and operations factors relating to the extraction of natural gas; (viii) the effects on the Company's business resulting from reduced liquidity in the trading and power industry; (ix) the Company's ability to access the capital markets or obtain bank financing on attractive terms; (x) the direct or indirect effects on the Company's business of a lowering of its credit rating (or actions it may take in response to changing credit rating criteria), including, increased collateral requirements, refusal by the Company's current or potential counterparties to enter into transactions with it and its inability to obtain credit or capital in desired amounts or on favorable terms; and (xi) other risks identified from time-to-time in the Company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2004 , which can also be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.